[Landstar System, Inc. letterhead]

January 23, 2013

Henry H. Gerkens
13410 Sutton Park Drive South
Jacksonville, Florida 32224

Dear Henry:

Reference is hereby made to the employment letter agreement (the “Agreement”), dated January 3, 2012, between you and Landstar System, Inc. (the “Company”). Notwithstanding anything in the Agreement to the contrary, your annual salary as of January 1, 2013 is hereby increased from $500,000 to $575,000. In addition, the consulting fee that shall be paid to you for your availability to consult with the Company following your termination of service as Executive Chairman of the Company at the end of your then current term as a director of the Company is hereby increased from $600,000 to $700,000.

Except as expressly modified by this letter agreement, the Agreement remains in full force and effect in accordance with its terms.

Please confirm your acceptance of this letter agreement by signing where indicated below.

Sincerely,

/s/ David Bannister
David Bannister, Chair
Compensation Committee of the Board of Directors
of Landstar System, Inc.

Agreed and Accepted:

Henry H. Gerkens
Henry H. Gerkens
Dated: January 23, 2013